SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2003

FIRST AVENUE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Court Square, Suite 202, Charlottesville, VA	22902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (434) 220-4988

Item 4. Change in Registrant’s Certifying Accountant.

(a)(1) Effective June 6, 2003, First Avenue Networks, Inc. (the “Registrant”) dismissed PricewaterhouseCoopers, LLP (“PWC”) as the Company’s certifying accountants. The Registrant’s Audit Committee and Board of Directors have approved this action.

The reports of PWC on the Registrant’s financial statements for the past two fiscal years ended December 31, 2001 and December 31, 2002, respectively, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant’s two most recent fiscal years ended December 31, 2001 and December 31, 2002, respectively, and through June 6, 2003, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference thereto in connection with its reports on the financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant delivered a copy of this Form 8-K report to PWC on June 9, 2003. Concurrently therewith, the Registrant requested that PWC furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. Attached hereto as Exhibit 16.1 is a copy of the letter of PWC to the SEC dated June 11, 2003.

(a)(2) On June 6, 2003, the Registrant engaged KBA Group LLP as its new independent accountant. The Registrant’s Audit Committee and Board of Directors have approved this action.

During the Registrant’s two most recent fiscal years ended December 31, 2001 and December 31, 2002, respectively, and through June 6, 2003, neither the Registrant nor any person on the Registrant’s behalf has consulted with KBA Group LLP regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or (ii) any matter that was the subject of a disagreement or event described in Items 304(a)(1)(iv) or (v) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

16.1	Letter from PricewaterhouseCoopers LLP to the SEC, dated June 11, 2003, regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AVENUE NETWORKS, INC.

Date: June 12, 2003	By:	/s/ SANDRA THOMAS WATSON
		Name: Title:	Sandra Thomas Watson Chief Financial Officer, Secretary and Treasurer